EXHIBIT 10.23

Agreement on Entrustment of EMS COD Business

2006 Edition

Company Code: EC0062

Effective Date: April 1, 2006

Party A

Shanghai Acorn Network Technology Development Co., Ltd.

Address: 888 Yishan Road, 12th Floor, Xinyin Plaza

Party B

China Express Mail Service Corporation

Address: East Wing of no. 17 Building, Zhushikou Dongdajie, Chongwen District, Beijing

To facilitate the development of China’s e-commerce, mail order business and other business transactions, Party A and Party B have sought to find a secure and reliable method of providing service to the general public, a method that would be convenient to both the seller and the buyer. In the spirit of mutual trust, mutual benefit and joint development, and for the purpose of facilitating the flow of commerce, enriching and improving the life of the people, and promoting social and economic development, the Parties have come to the following agreement after friendly consultation on Party A’s entrustment to Party B of the EMS COD Business.

I.	Basic Principles

1.	Party A shall satisfy all the conditions of network access for the EMS COD business, as more fully described in Attachment I.

2.	By Party A’s entrustment, Party B will act as an exclusive agent responsible for the transportation, delivery and COD collection of EMS mail. Party B shall utilize step by step its 2000-strong EMS service outlets across the country to promptly deliver to customers goods purchased through e-commerce or mail order, while at the same time collecting on behalf of Party A COD payments for the goods, and settling accounts with Party A on a regular basis.

3.	Party A shall use EMS to send to customers goods they ordered, implement the EMS service charge rates, and pay to Party B COD collection service fee and settlement fee at the rate of RMB 10 per item and 1.5% of amount collected.

4.	Apart from EMS COD services, Party B shall also provide to Party A non-COD mail delivery service for domestic and international express mail.

5.	As Party B’s long-term and major customer, Party A is entitled to receive from Party B favorable postage treatment provided for by the China State Post Bureau. The specific method and margin of such favorable treatment shall be provided for in a separate supplementary agreement between Party A, Party B and the local EMS service provider (the party which provides the services in question).

6.	Party A and Party B will prepare upon consultation an information sheet for the COD mail, which shall be printed by Party B. The initial print shall be no less than ten thousand copies.

7.	When entrusting mail to Party B, Party A shall provide a delivery list to Party B’s local officer in charge of express mail. The delivery list shall be signed by representatives of both Parties. At the same time, Party A shall transmit to Party B the digital information of the mail delivery in a uniform standard format through its integrated computer management software. When delivering returned goods to Party A, Party B’s local EMS service provider shall provide a delivery list, which shall be signed by representatives of both parties. At the same time, Party A shall transmit to Party B the digital information of the returned mail in a uniform standard format through its integrated computer management software. When Party A receives returned mail from other channels, relevant digital data shall also be promptly, accurately and completely put into the computer system and transmitted to Party B. “Relevant digital data” shall include the complete address of the recipient in Chinese, the code number of the mailed item, the amount payable for the goods, and telephone number, etc. If the customer or the local post office mails the money directly to Parry A by mistake, Party A shall promptly inform Party B of the details of the mail in question.

8.	Party A shall not entrust to Party B goods that are forbidden to be mailed under relevant provisions of the State or the post authority. Nor shall Party A entrust to Party B articles in excessive amounts under relevant provisions of the State or the post authority. Party A shall not provide to its customers defective or counterfeited goods, and shall clearly state its warranty of quality and after-sale service in relevant promotion materials for its business and mail services. Party B is only responsible for mail delivery and COD collection, and shall not be held liable for the quality or the after-sale service of the goods. Party A undertakes to unconditionally refund or replace any non-conforming or defective goods, if the customer objects to such goods within seven days, or within a longer period provided for by Party A, unless otherwise provided for by the State. If Party A fails to perform its obligations to the detriment of consumers’ interests, or if Party A violates relevant provisions of the State or the post authority in any material way, Party B shall have the right to terminate this Agreement by notice to Party A at any time.

9.	Except as provided in Article 8 above, either Party may terminate this agreement by 30-day prior written notice to the other party.

II.	Obligations of the Parties

(I)	Party A’s obligations:

1.	Party A shall put in safe keeping and correctly use the information sheets for the COD mail, and the orange-color adhesive tape;

2.	Party A shall ensure that the information provided on the information sheet is complete, accurate and legible. The address of the recipient shall be detailed and complete, and shall be within the jurisdiction of a city in the “List of Post Offices Providing EMS COD Services (Attachment III), and shall be covered by the relevant service.

3.	Party A shall pack and seal the mail in a way that is suitable for its contents, pursuant to Party B’s requirements

4.	Invoice for the goods (both the standard invoice and the form invoice) and the letter to the customer (more fully described in Attachment II) shall be put into the appropriate packing box.

5.	Party A’s COD mail shall be insured according to the actual value of the goods mailed in principle, for which an insurance premium shall have been paid;

6.	Upon receiving purchase orders, Party A shall request and mark on the information sheet at least customer’s home phone number and office phone number, so that the mail can be successfully delivered by Party B;

7.	Party A shall clearly mark on the information sheet the amount payable by recipient. The last digit of such amount shall be in units of yuan. The amount payable by recipient shall not be zero, shall be indicated both in Chinese characters and in Arabic numerals, and shall not have any trace of alteration.

8.	Party A shall timely settle its accounts with Party B’s local service provider for the EMS postage, and shall not use any excuse to shake off its obligation for, or put off or withhold the payment of, such postages.

9.	For undeliverable mail, Party A shall pay the standard return postage and the return service fee. Any mail that falls into any of the following descriptions shall be deemed undeliverable mail:

(1)	Address of the recipient is incomplete or incorrect;

(2)	The recipient is non-existent at the address indicated;

(3)	The recipient can not be reached;

(4)	The recipient has moved elsewhere;

(5)	The recipient refuses to accept or pay for the mail;

(6)	The recipient insists on opening the box and inspecting its contents before paying for the goods;

(7)	The mail is undeliverable because the recipient is out of town, and no one comes to claim the mail within 10 days after a Notice of Mail Delivery is sent.

(8)	The recipient is non-existent and no one will accept the mail on his behalf.

10.	In order to ensure the timely settlement of COD payments, Party A shall transmit to Party B, timely and on a daily basis, accurate and complete information about the mail entrusted to Party B and returned from various channels, as well as accurate and complete information about COD mail whose payments have been directly mailed to Party A through channels other than Party B. Party A shall also regularly check and confirm the data relating to the entrustment and return in a manner required by Party B. Failure to do so will subject Party A to liability for the loss of such mail or money resulting therefrom.

11.	Party A shall be obligated to put eye-catching marks or notices on its advertising media (including catalog for direct sales, and advertisements in the news media, etc.) indicating, among others, that “We provide EMS Pay for Goods Arrival service across the country”.

12.	To improve the cost effectiveness of the COD service and raise the level of recovery, when customers place purchase orders, Party A shall be obligated to explain to them that upon delivery of the COD mail, the customer has to pay the stated amount to the mail delivery person before the customer is allowed to open the mail. If, after the mail is opened, the customer is dissatisfied with or skeptical of the contents, the customer shall contact Party A directly. Party A must emphasize to its customers that the contents of the mail have nothing to do with the delivery service, and customers shall not accuse or threaten the delivery person, or demand the return of the amount it has paid. The delivery service is only responsible for collecting payments and Party A shall be responsible for any defects in the contents of the mail. If the customer decides that he does not want the goods, he should explain to the delivery person, and sign the information sheet, without having to pay any fee to the delivery person. The delivery service shall treat such goods as rejected goods, and settle accounts for them in accordance with relevant provisions.

(II)	Party B’s Obligations:

1.	Party B shall collect goods to be mailed from Party A at fixed hours once or twice everyday, as is necessary or agreed upon. The specifics for such collection (the hour and the number of times in a day) shall be decided after consultation between Party A and Party B’s local service provider.

2.	Party B shall deliver the goods to the recipient in accordance with the EMS time requirement (generally 3-5 business days excluding the day of delivery to the post service), collect on behalf of Party A the amount payable by recipient indicated on the information sheet, and make settlements with Party A for such amounts.

3.	Party B shall be liable for loss of money arising from any incorrect or failed collection or any shortfall resulting from Party B’s mistake.

4.	Party B shall pay the full insured amount and reimburse relevant service fees if an item of insured mail is completely lost or damaged as a result of Party B’s fault. If an item of insured mail is partly lost or damaged, Party B shall pay the value of the part actually lost or damaged within the limits of the amount insured.

5.	With respect to goods properly delivered, Party B shall timely settle accounts with Party A for the COD payments it collected on behalf of Party A (less relevant fee charges);

6.	Party B shall timely return to Party A the undeliverable mail, without having to settle accounts with Party A for any COD payment.

7.	Party B’s other obligations and liabilities, which are not set forth herein, shall be as provided for within the EMS business.

III	Settlement of Accounts

1.	Settlement of COD Payments: On the 10th, 20th and 30th day of each month (or the next day if any of the above falls on a weekend or a statutory holiday), Party B shall total up the COD payments, deduct from the total amount the COD settlement fee, COD service fee, the return postage and service fee for the returned goods, and pay the balance to and settle accounts with Party A, and at the same time deliver to Party A a list of relevant code numbers and digital information, for Party A to check and confirm. COD payments for which accounts are not settled within the month shall be automatically carried over to the following month.

2.	Settlement of relevant postages and indemnities for lost or damaged goods resulting from a fault of the postal service shall be settled monthly in principle. The specific time for such settlement shall be decided upon consultation between Party A and Party B’s local service provider.

IV	Liabilities for Breach

1.	In the event of any breach by either party or any dispute that arises in the course of performing this Agreement, the Parties shall seek to resolve the problem through consultation. If they are unable to resolve the problem through consultation, either Party may bring the dispute before a people’s court.

2.	In the course of performance, if upon verification it is found that Party A fits into any of the following descriptions, Party B shall have the right to stop settling accounts and to setoff any relevant amounts against the COD payments;

(1)	Party A has delayed the payment of the postages for over a month, and refused to pay after an overdue notice.

(2)	Party A has failed to timely (within five business days) transmit to Party B information about goods entrusted or returned, or about goods the payments for which have been directly mailed to Party A through channels other than Party B;

(3)	Party A fails to give its confirmation within five business days after receiving the Information Confirmation Notice Regarding COD Mail which is faxed by Party B on a monthly basis.

(4)	Party A delays for more than three months the payment of the network service charges for the COD payments, the cost of printing the information sheets, and the deposit, and fails to make payments after repeated overdue notification.

(5)	Party A delivers goods forbidden to be mailed under relevant provisions of the State and Post Authority, goods in excessive amount, defective or counterfeited goods, or goods for which no clearly stated warranty on quality and after-sale service is placed on relevant business and mail service promotion materials.

V.	Other Provisions

1.	The entrustment shall start from April 1, 2006.

2.	The uniform code for Party B’s EMS COD service shall be EC0062.

3.	Party B’s EMS COD service shall cover at present 1741 cities, as listed in Attachment III. Party A shall be automatically entitled to the service in new cities if Party B expands the coverage of its service.

4.	This Agreement shall become effective when it is signed by both Parties, and shall remain effective for two years. Upon expiration of the term, this Agreement shall be automatically renewed for another two years, if neither Party serves a termination notice on the other. Matters not covered herein shall be provided for in separate supplementary agreements after consultation between the Parties.

5.	This Agreement is a bilateral agreement between the Parties and both Parties shall be obligated to keep it confidential.

6.	This Agreement shall have four counterparts, with two for each Party. All the counterparts have the same legal effect.

Party A

Shanghai Acorn Network Technology Development Co., Ltd.

Legal (Authorized) Representative: (executed)

Date:

Party B

China Express Mail Service Corporation

Legal (Authorized) Representative: (executed)

Date: March 24, 2006

Attachment I

Conditions of Network Access For EMS COD Business

(January 1, 2006)

E-commerce companies, mail order companies, commercial and trading companies and other entities shall satisfy the following conditions of network access if they want to entrust China Express Mail Service Corporation with the Cash-on Deliver business of domestic express mail and apply for approval of it.

I.	They should have duly completed registration with the Administration of Industry and Commerce, have at least RMB500,000 as registered capital, and should submit copies of the business license and certificate of registration with the tax authority;

II.	They should lawfully market, distribute and deliver qualified goods;

III.	They should have considerable warehousing space and more or less permanent media for mail order promotion;

IV.	They should clearly state their warranty of quality and after-sale service in relevant promotion materials for their business and mail order services;

V.	They should have a sound system of quality and after-sale service warranty for goods purchased through mail order;

VI.	Their individual or institutional shareholders and affiliates shall have good reputation and considerable assets;

VII.	They should agree to enter into the standard Agreement on Entrustment of EMS COD Business with China Express Mail Service Corporation;

VIII.	They should be well positioned and equipped for timely and accurately transmitting digital information of the mail;

IX.	They should agree to pay for the first year after entering into the Agreement RMB20,000, and for each calendar year thereafter RMB10,000, as service charge for network access. After the first payment, China Express Mail Service Corporation will provide a set of computer management and application system software for the COD business and a set of uniform form documents regarding digital interfaces, and will send its employees to install and test the equipment, to connect the equipment with the network and ensure a successful dry run, and to conduct on-spot training (all completed in one visit free of charge), in addition to free long-distance system maintenance and technical support for one year.

X.	The hardware and system software for the COD computer management and application system shall be equipped at the net-work user’s expenses. The following is a list of the required equipment:

Hardware:

PC:	Main Frequency: over PII 450,

Memory: over 64M Hard Disk: over 10G

Accessories: Equipment connecting the system to the nternet (broadband\MODEM, etc.)

Needle Printer: One set (preferably STAR NX-500/600)

Strip Code Reading Equipment: One Set (optional)

Configuration of System Software:

Operating System: Windows 95/98/2000/XP or enhanced versions

Database: Access97/2000/XP or enhanced versions

Note: System Software should not be pirated copies.

Attachment II

Dear Customers:

We appreciate your purchase through our e-commerce, mail order or commercial and trading companies.

The following is a description of our warranty with respect to our mail order and after-sale services:

I.	We provide 800 - ×××××××customer counseling and ordering call center service around the clock. Please feel free to contact us.

II.	We are responsible for the specifications and quality of your purchase. Within 7 days after you receive our goods, you may return the goods for any reason. If you want to return the goods, you should contact us in advance, and after our confirmation you may send the goods by ordinary mail or, with our consent, the EMS service, to the following address:

Company, Customer Service Department

Address:

Tel:

Postal Code:

If you return the goods for any of the following reasons, we should assume the cost for the return postage:

1.	The goods do not conform to the specifications you require,
2.	The goods are defective;
3.	The goods are delivered by mistake.

If the goods you receive do not have any of the above problems, you should assume the cost of the return postage.

Within two business days after we receive the returned goods, we will send to you by postal money order the price of the goods and the return postage which should be paid by us.

III.	After you place a mail order with us, you will become a member of this company, and will receive a membership number. When you place another mail order with us, you are entitle to special services once you give your number.

IV.

This company has entered into an agreement with EMS, by which we have entrusted EMS to collect the money for the goods on our behalf at the time of delivery. According to the agreement, EMS will only responsible for the promptness and safeness of the delivery, while we will be responsible for the specifications and qualities of the goods. Consequently, the mail delivery person will not allow you to open the packing box for inspection before you sign the confirmatione slip. Please understand that this procedure is taken in compliance with relevant provisions of the post authority regarding this particular service. For any problem which arises after you sign the confirmation slip, please contact this company.

V.	After two unsuccessful attempts of delivery at the designated address, EMS will give you notice telling you to claim the goods at a local post office. Please understand and cooperate with us in complying with this procedure.

VI.	If you have any complaints or suggestions regarding the EMS service, please call our customer service center and we will address your complaints and suggestions properly.

VII.	In the mail parcel you receive, you will find a “Form Invoice” provided by us. This form invoice is not documentary evidence for reimbursement, though we acknowledge its validity in other respects. If you want a formal and valid invoice, please call us.

                                 Company

(Note: This letter may be modified or amended to suit each network company.)

Attachment III

List of Post Offices Providing EMS COD Business

January 1, 2005

Note for Special Attention:

The respective coverages of the cities listed below embrace only the urban areas, and do not include the counties and towns within their respective jurisdictions. As to jurisdictions at or below county level, coverage is limited to the site of the local government or any place within ten kilometers from the site of the local government.

Total Number: 1741

Beijing: (1) (including the districts and counties within its jurisdiction) Tianjin: (1) (including the districts and counties within its jurisdiction) Shanghai: (1) (including the districts and counties within its jurisdiction) Chongqing: (1) (Including only the following districts and counties: Yuzhong District, Shapingba District, Yubei District, Nanan District, Banan District, Beibei District, Jiulongpo District, Dadukou, Wansheng District, Shuangqiao District, Jiangbei District, Changshou, Ba County, Qijiang, Hechuan, Yongchuan, Jiangjin, Dazu, Rongchang, Tongliang, Tongnan, Bishan, Liangping, Dianjiang) The following area s are beyond Chongqing: Wanzhou, Qianjiang, Fuling District, Chengkou County, Nanchuan City, Fengdu County, Wulong County, Zhong County, Kai County, Fengjie County, Wushan County, Wuxi County, Shipu County, Youyang County, Pengshui County, Xiushan. Hebei Province: (140) Shijiazhuang, Jingxing Mining District, Luquan City, Jingxing County, Xingtang, Xinle, Zhengding County, Yuanshi, Luancheng, Zhao County, Gaocheng, Jinzhou City, Xinji City, Wuji County, Handan, Fengfeng, Wu’an City, She County, Ci County, Linzhang County, Cheng’an County, Wei County, Daming County, Yongnian County, Quzhou County, Jize County, Qiu County, Feixiang County, Guangping County, Guantao County, Xingtai, Shahe City, Neiqiu County, Lincheng County, Nanhe County, Pingxiang County, Guangzong County, Wei County, Qinghe County, Linxi County, Ren County, Julu County, Longyao County, Baixiang County, Ningjin County, Xinhe County, Nangong City, Baoding, Qingyuan County, Anguo City, Boye County, Li County, Gaoyang County, Anxin County, Rongcheng County, Xiong County, Mancheng County, Shunping County, Tang County, Wangdu County, Xushui County, Dingxing County, Zhuozhou City, Dingzhou City, Quyang County, Fuping County, Laishui County, Gaobeidian City, Yi County, Laiyuan County, Zhangjiakou, Xuanhua, Xiahuayuan, Huailai County, Zhuolu County, Wei County, Yangyuan County, Huai’an County, Wanquan County, Chongli County, Zhangbei County, Chengde County, Xinglong County, Chengde County, Pingquan County, Kuancheng County, Longhua County, Luanping County, Fengning County, Weichang County, Tangshan, Tanghai County, Fengnan City, Luannan County, Leting County, Luan County, Fengrun County, Yutian County, Zunhua City, Qianxi County, Qian’an County, Qinhuangdao, Funing County, Lulong County, Qinglong County, Changli County, Cangzhou City, Huanghua City, Haixing County, Yanshan County, Mengcun County, Nanpi County, Dongguang County, Wuqiao County, Botou City, Xian County, Suning County, Hejian City, Renqiu City, Qing County, Langfang, Sanhe, Dachang, Xianghe, Gu’an, Yongqing, Bazhou City, Wen’an, Dacheng County, Hengshui, Zaoqiang County, Jizhou City, Wuqiang County, Wuyi County, Jing County, Anping County, Fucheng County, Shenzhou City, Raoyang County, Gucheng. Shanxi Province: (91) Taiyuan City, Yangqu, Gujiao City, Loufan, Qingxu, Jiaocheng, Jinzhong City, Taigu, Qi County, Pingyao, Lingshi, Huozhou City, Fenxi, Jiexiu, Wenshui, Fenyang, Xiaoyi City, Xinzhou, Yuanping City, Dai County, Fanzhi, Lingqiu, Jingle, Dingxiang, Wutai, Datong City, Zuoyun, Datong County, Hunyuan, Guangling, Ying County, Yanggao, Tianzhen, Huairen, Shuozhou, Wuzhai, Ningwu, Pinglu District, Shanyin, Lishi, Liulin, Linfen, Pu County, Xi County, Yonghe, Xiangfen,

Hongdong, Xiangning, Ji County, Daning, Gu County, Anze, Fushan, Houma, Xinjiang, Jishan, Hejin City, Quwo, Yicheng, Jiang County, Yuanqu, Wenxi, Yuncheng, Linyi, Wanrong, Pinglu, Xia County, Yongji City, Ruicheng, Yangquan, Yu County, Pingding, Xiyang, Shouyang, Changzhi City, Tunliu, Xiangyuan, Wuxiang, Qin County, Qinyuan, Changzi, Changzhi County, Huguan, Pingshun, Lucheng City, Licheng, Jincheng, Yangcheng, Qinshui, Lingchuan, Gaoping City. Inner Mengolia: (21) Huhehaote City, Baotou, Chifeng, Wuhai, Tongliao, Eerduosi(Dongsheng), Hailaer, Wulanhaote, Xilinhaote, Jining, Linhe, Alashanzuoqi(Azuoqi), Erlianhaote, Manzhouli, Yakeshi, Zhalantun City, Eerguna, Genhe, Aershan, Huolinguole, Fengzhen City. Liaoning Province: (57) Shenyang City, Dalian City, Anshan City, Fushun City, Benxi City, Dandong City, Jinzhou City, Yingkou City, Panjin City, Fuxin City, Liaoyang City, Tieling City, Huludao(Jinxi) City, Chaoyang City, Liaozhong City, Xinmin, Faku, Kangping, Liaoyang County, Dengta, Fushun County, Xinbin, Qingyuan, Benxi County, Huanren, Panshan, Dawa, Pulandian, Wafangdian, Zhuanghe, Yi County, Linghai, Beining, Heishan, Xingcheng, Suizhong, Jianchang, Kaiyuan, Xifeng, Changtu, Tieling County, Tiefa, Tai’an, Haicheng, Xiuyan, Dashiqiao, Gezhou, Fengcheng, Kuandian, Donggang, Beipiao, Kazuo, Jianping, Lingyuan, Chaoyang County, Fuxin County, Zhangwu. Jilin: (46)Changchun City, Jilin City, Siping City, Liaoyuan City, Tonghua City, Baishan City, Songyuan City, Baicheng City, Yanji City, Nong’an, Dehui, Yushu, Jiutai, Shuangyang, Yitong, Qianan, Changling, Gongzhuling, Yongji, Panshi, Huadian, Jiaohe, Shulan, Taonan, Tongyu, Zhenlai, Tumen, Wangqing, Hunchun, Longjing, Helong, Antu, Dunhua, Tonghua County, Ji’an, Changbai, Fusong, Linjiang, Jingyu, Liuhe, Dongfeng, Shuangliao, Lishu, Meihekou, Huinan, Da’an. Heilongjiang Procince: (36) Ha’erbin City, Qiqiha’er, Hegang City, Shuangyashan City, Jixi City, Daqing City, Yichun City, Mudanjiagn City, Jiamusi City, Qitaihe City, Heihe City, Wuchang, A’cheng, Bin County, Hulan, Shangzhi, Fangzheng, Zhaodong, Yilan, Longjiang, Nehe, Keshan, Luobei, Fujin, Jiansanjiang, Suileng, Hailun, Baoqing, Hailin, Dongning, Suifenhe, Jidong, Mishan, Hulin, Wudalianchi City, Jiagedaqi. Jiangsu Province: (70) Nanjing, Jiangning, Lishui, Gaochun, Yizheng, Liuhe, Jinhu, Yutai, Jiangpu, Xupu, Xuzhou, Suining, Pizhou, Xinyi, Pei County, Feng County, Muyang, Siyang, Suqian, Sihong, Changzhou, Jintan, Liyang, Zhenjiang, Yangzhong, Danyang, Jurong, Xinghua, Wuxi, Yixing, Jiangyin, Jingjiang, Suzhou, Wujiang, Kunshan, Taicang, Changshu, Zhangjiagang, Lianyungang, Ganyu, Guanyun, Donghai, Guannan, Huaiyin City, Hongze, Huai’an, Huanyin County, Lianshui, Yancheng, Dafeng, Dongtai, Sheyang, Funing, Binhai, Xiangshui, Jianhu, Yangzhou, Jiangdu, Taizhou, Taixing, Jiangyan, Gaoyou, Baoying, Nantong, Haimen, Qidong, Tongzhou, Rudong, Rugao, Hai’an. Zhejiang Province: (67) Hangzhou, Yuhang, Xiaoshan, Linan, Fuyang, Tonglu, Jiande, Chunan, Zhuji, Ningbo, Zhenhai, Cixi, Yuyao, Fenghua, Ninghai, Xiangshan, Beilun, Zhoushan, Putuo, Wenzhou, Yongjia, Rui’an, Pingyang, Leqing, Cangnan, Jinhua, Lanxi, Wuyi, Yongkang, Jinyun, Yiwu, Dongyang, Pujiang, Shaoxing, Shangyu, Shengzhou, Xinchang, Huzhou, Changxing, Deqing, Jiaxing, Jiashan, Pinghu, Haiyan, Haining, Tongxiang, Taizhou, Linhai, Tiantai, Xianju, Wenling, Yuhuan, Lishui, Yunhe, Longquan, Qingtian, Quzhou, Jiangshan, Changshan, Kaihua, Longyou, Qingyuan, Jingning, Songyang, Suichang, Sanmen, Panan. Anhui Province: (79) Hefei City, Changfeng, Feixi, Shucheng, Tongcheng, Lujiang, Feidong, Liu’an, Huoshan, Jinzhai, Huoqiu, Chaohu, Hanshan, He County, Wuwei, Shou County, Bengbu City, Fengyang, Dingyuan, Wuhe, Huaiyuan, Mengcheng, Guzhen, Mingguang(Jiashan), Huainan City, Fengtai, Suzhou, Lingbi, Si County, Huaibei City, Suixi, Xiao County, Tangshan, Fuyang City, Yingshang, Funan, Linquan, Jieshou, Taihe, Lixin, Haozhou, Guoyang, Chuzhou City, Lai’an, Tianchang, Quanjiao, Wuhu City, Wuhu County, Fanchang, Nanling, Qingyang, Maanshan City, Dangtu, Tongling City, Tongling County, Shitai, Chizhou, Xuanzhou, Langxi, Guangde, Ningguo, Jing County, Jingde, Huangshan City, She County, Jixi, Xiuning, Yi County, Qimen, Huangshan District, Anqing City, Huaining, Wangjiang, Qianshan, Taihu, Susong, Yuexi, Zongyang, Dongzhi. Fujian Province: (68) Fuzhou, Minhou, Changle, Fuqing, Pingtan, Lianjiang, Luoyuan, Yongtai, Minqing, Putian, Xianyou, Ningde, Gutian, Pingnan, Fu’an, Xiapu, Fuding, Zherong, Zhouning, Shouning, Nanping, Jianou, Shunchang, Pucheng, Songxi, Zhenghe, Shaowu, Guangze, Jianyang,

Wuyishan, Xiamen, Tongan, Zhangzhou, Longhai, Zhangpu, Yunxiao, Dongshan, Zhao’an, Nanjing, Pinghe, Hua’an, Changtai, Quanzhou, Hui’an, Jinjiang, Nanan, Anxi, Dehua, Yongchun, Shishi, Longyan, Yongding, Shanghang, Wuping, Liancheng, Changting, Zhangping, Sanming, Youxi, Mingxi, Qingliu, Ninghua, Sha County, Yongan, Datian, Jiangle, Taining, Jianning. Ningxia : (10) Yinchuan City, Yongning County, Helan County, Wuzhong City, Lingwu City, Qingtongxia City, Zhongwei City, Cityzuishan City, Huinong District, Guyuan City. Jiangxi Province: (92) Nanchang City, Jingdezhen City, Pingxiang City, Xinyu City, Jiujiang City, Yingtan City, Xinjian, Nanchang County, Yongxiu, De’an, Anyi, Jing’an, Fengxin, Gao’an, Fengcheng, Zhangshu, Xingan, Xiajiang, Jinxian, Yugan, Yujiang, Guixi, Wannian, Dongxiang, Gan Zhou, Gan County, Shangyou, Chongyi, Nankang, Dayu, Xinfeng, Longnan, Quannan, Dingnan, Anyuan, Xunwu, Yudu, Xingguo, Ruijin, Huichang, Shicheng, Ningdu, Jiujiang County, Ruichang, Wuning, Xiushui, Hukou, Duchang, Pengze, Xingzi, Lushan, Boyang, Wuyuan, Leping, Fuliang, Shangrao, Shangrao County, Dexing, Hengfeng, Geyang, Qianshan, Guangfeng, Yushan, Yichun, Wanzai, Tonggu, Yifeng, Shanggao, Fenyi, Lianhua, Ji’an, Ji’an County, Anfu, Yongxin, Ninggang, Jinggangshan, Taihe, Wan’an, Suichuan, Yongfeng, Jishui, Fuzhou, Linchuan, Chongren, Le’an, Yihuang, Nanfeng, Lichuan, Nancheng, Jinxi, Guangchang, Zixi. Shandong Province: (108) Jinan, Zhangqiu, Changqing, Pingyin, Jiyang, Shanghe, Huimin, Yangxin, Wudi, Zouping, Boxing, Binzhou, Zhanhua, Dezhuo, Qihe, Yucheng, Linyi, Pingyuan, Xiajin, Wucheng, Ningjin, Ling County, Leling, Qingyun, Yantai, Laizhou, Mouping, Weihai, Rongcheng, Wendeng, Rushan, Haiyang, Laiyang, Xixia, Zhaoyuan, Penglai, Qingdao, Jimo, Jiaozhou, Jiaonan, Laixi, Pingdu, Wulian, Ju County, Rizhao, Zibo, Yiyuan, Gaoqing, Huantai, Dongying, Guangrao, Lijin, Kenli, Liaocheng, Chiping, Donge, Yanggu, Xin County, Guang County, Linqing, Gaotang, Weifang, Changyi, Gaomi, Anqiu, Zhucheng, Changle, Qingzhou, Linqu, Shouguang, Tai’an, Laifu, Xintai, Ningyang, Dongping, Feicheng, Jining, Yanzhou, Jinxiang, Yutai, Jiaxiang, Wenshang, Liangshan, Qufu, Sishui, Zoucheng, Zaozhuang, Tengzhou, Weishan, Heze, Dingtao, Chengwu, Shan County, Cao County, Dongming, Juancheng, Yuncheng, Juye, Linyi, Pingyi, Fei County, Tancheng, Mengyin, Yinan, Yishui, Junan, Linshu, Cangshan. Henan Province: (131) Zhengzhou, Shangjie District, Xingyang, Xinzheng, Gongyi, Zhongmou, Xinmi, Dengfeng City, Pingdingshan City, Xia County, Ye County, Lushan, Baofeng, Xinyang City, Xinyang County, Luoshan, Xi County, Huaibin, Huangchuan, Gushi, Shangcheng, Guangshan, Xin County, Luoyang City, Mengjin, Ruyang, Yichuan, Hao County, Ruanchuan, Yiyang, Luoning, Xinan, Yanshi, Sanmenxia City, Shan County, Lushi, Yima, Mianchi, Lingbao, Ruzhou, Jiyuan, Nanyang City, Dengzhou, Zhenping, Neixiang, Xichuan, Xixia, Nanzhao, Tongbai, Fangcheng, Sheqi, Tanghe, Xinye, Nanyang County, Xinxiang City, Weihui, Yanjin, Fengqiu, Changyuan, Yuanyang, Hui County, Xinxiang County, Huojia, Jiaozuo City, Xiuwu, Bo’ai, Qinyang, Meng County, Wen County, Wuzhi, Anyang City, Anyang County, Tangyin, Xun County, Neihuang, Hua County, Linzhou, Qi County, Puyang City, Puyang County, Qingfeng, Nanle, Fan County, Taiqian, Hebi City, Xuchang City, Xuchang County, Yanling, Changge, Yuzhou, Xiangcheng, Zhumadian City, Suiping, Queshan, Runan, Pingyu, Xincai, Zhengyang, Qinyang, Shangcai, Xiping, Kaifeng City, Kaifeng County, Qi County, Lankao, Tongxu, Weishi, Luohe City, Yancheng, Wuyang, Wugang, Linying, Zhoukou City, Shangshui, Xiangcheng, Xihua, Huaiyang, Fugou, Taikang, Shangqiu City, Shangqiu County, Zhecheng, Yucheng, Xiayi, Yongcheng, Ningling, Minquan, Sui County, Chancheng, Luyi, Shenqiu. Hubei Province: (68) Wuhan City, HuangCity City, Xiangfan City, Shiyan City, Jingzhou City, Yichang City, Jingmen City, E’zhou City, Xiaogan City, Huanggang City, Caidian District, Jiangxia District, Huangpi, Xinzhou, Hanchuan, Tianmen, Jingshan, Zhongxiang, Xiantao, Qianjiang, Honghu, Jianli, Xiangyang, Zaoyang, Suizhou, Yicheng, Nanzhang, Gucheng, Laohekou, Yichang County, Zhijiang, Yidu(Zhicheng), Changyang, Dangyang, Yuan’an, Songzi, Gong’an, Shishou, Daye, Yangxin, Qichun, Wuxue, Huangmei, Xianning District, Xianning, Jiayu, Chibi(Piqi), Tongcheng, Chongyang, Tongshan, Fang County, Yun County, Danjiangkou, Enshi, Jianshi, Xuan’en, Xishui, Macheng, Hong’an, Luotian, Yingshan, Tuanfeng, Yingcheng, Yunmeng, Anlu, Guangshui, Dawu, Xiaochang. Hunan Province: (101) Changsha City, Zhuzhou City, Xiangtan City, Hengyang

City, Shaoyang City, Yueyang City, Changde City, Chenzhou City, Yiyang City, Yongzhou City, Huaihua City, Changsha County, Wangcheng, Liuyang, Ningxiang, Xiangtan County, ShaoShan, Xiangxiang, Zhuzhou County, Liling, You County, Chaling, Yanling, Yiyang County, Yuanjiang, Nan County, Taojiang, Anhua, Zhangjiajie, Yueyang County, Huarong, Linxiang, Miluo, Pingjiang, Xiangyin, Changde County(Dingcheng District), Linli, Shimen, Jin City, Li County, Anxiang, Taoyuan, Hanshou, Jishou, Luxi, Fenghuang, Guzhang, Huayuan, Baojing, Yongshun, Longshan, Loudi, Lianyuan, Shuangfeng, Lengshuijiang, Xinhua, Hongjiang, Huitong, Jingzhou, Tongdao, Zhijiang, Xinhuang, Xupu, Mayang, Chenxi, Yuanling, Hengyang County, Hengshan, Hengdong, Changning, Qidong, Laiyang, Nanyue, Shaoyang County, Longhui, Dongkou, Wugang, Chengbu, Suining, Xinning, Shaodong, Xinshao, Yongxing, Zixing, Guidong, Anren, Rucheng, Yizhang, Linwu, Guiyang, Qiyang, Shuangpai, Dao County, Jiangyong, Jianghua, Ningyuan, Xintian, Lanshan, Dong’an, Shanzhi, Cili. Tibet: (14) Lhasa City, Naqu District Naqu Zhen, Linzhi District Bayi Zhen, Rikaze City, Shannan District Zedang Zhen, Naidong County, Gong’a County, Zhanang County, Dazi County, Mozhugongka County, Qushui County, Duilongdeqing County, Dangxiong County, Nimu County. Guangdong Province: (101) Guangzhou, Xinfeng, Zengcheng, Huadu, Conghua, Fanyu, Qingyuan, Fogang, Qingxin, Yingde, Yangshan, Lianshan, Liannan, Lianzhou, Zhongshan, Shantou, Chaoyang, Huilai, Puning, Jiexi, Jiedong, Chao’an, Raoping, Chenghai, Nan’ao, Chaozhou, Jieyang, Shenzhen, Zhanjiang, Suixi, Lianjiang, Wuchuan, Leizhou, Xuwen, Shaoguan, Qujiang, Lechang, Renhua, Nanxiong, Shixing, Wengyuan, Ruyuan, Zhuhai, Doumen, Maoming, Huazhou, Gaozhou, Xinyi, Dianbai, Zhaoqing, Gaoyao, Sihui, Guangning, Huaiji, Fengkai, Deqing, Yunan, Luoding, Yun’an, Yunfu, Xinxing, Meizhou, Jiaoling, Dabu, Fengshun, Wuhua, Xingning, Pingyuan, Mei County, Huizhou, Longmen, Dayawan, Boluo, Huiyang, Huidong, Haifeng, Lufeng, Shanwei, Luhe, Heyuan, Dongyuan, Lianping, Heping, Longchuan, Zijin, Jiangmen, Xinhui, Taishan, Kaiping, Enping, Yangjiang, Yangchun, Yangdong, Yangxi, Heshan, Foshan, Sanshui, Nanhai, Shunde, Gaoming, Dongguan. Guizhou: (9)Guiyang City , Zunyi, Anshun, Duyun, Kaili, Bijie, Tongren, Liupanshui, Xingyi. Guangxi: (61) Nanning City, Liuzhou City, Guilin City, Wuzhou City, Beihai City, Fangchenggang City, QinZhou City, Guigang City, Wuming, Yongning, Heng County, Binyang, Pingguo, Tiandong, Fusui, Chongzuo, Longzhou, Ningming, Pingyang, Pubei, Lingshan, Hepu, Guiping, Pingnan, Liujiang, Liucheng, Rongshui, Rong’an, Sanjiang, Luzhai, Xiangzhou, Wuxuan, Laibin, Yizhou, Heshan, Lipu, Mengshan, Zhaoping, Lingui, Lingchuan, Xing’an, Ziyuan, Quanzhou, Longsheng, Yongfu, Yangsu, Pingle, Zhongshan, Fuchuan, Hezhou, Cangwu, Cenxi, Teng County, Yulin, Beiliu, Rong County, Bobai, Luchuan, Baise, Tianyang, Hechi. Hainan Province(20): Haikou City, Sanya City, Qiongshan City, Anding, Wenchang, Qionghai, Wanning, Tunchang, Danzhou, Lingao, Chengmai, Wuzhishan City(Tongshen), Baoting, Lingshui, Ledong, Dongfang, Changjiang, Baisha, Qiongzhong, Yangpu Economic Developing Area. Sichuan Province(88): Chengdu City, Zigong City, Panzhihua City, Luzhou City, Deyang City, Mianyang City, Guangyuan City, Suining City, Neijiang City, Leshan City, Yibin City, Nanchong City, Longquanyi District, Shuangliu, Qingbaijiang District, Jintang, Xindu, Wenjiang, Chongzhou, Dayi, Xinjin, Qiong Lai, Pujiang, Pi County, Dujiangyan, Pengzhou, Meishan, Danleng, Hongya, Qingshen, Renshou, Pengshan, Pengxi, Shehong, Qingchuan, Wangcang, Jiange, Cangxi, Dazhou, Dazhu, Wanyuan, Xichong, Yingshan, Peng’an, Guang’an, Yuechi, Wusheng, Linshui, Huaying, Nanxi, Jiang’an, Changning, Xingwen, Gong County, Yibin County, Gao County, Junlian, Pingshan, Lu County, Naxi District, Xuyong, Zizhong, Ziyang, Jianyang, Lezhi, Longchang, Anyue, Weiyuan, Rong County, Fushun, Xichang(liangshanzhou), Miyi, Jiajiang, E’meishan, Wutongqiao District, Zhongjiang, Mianzhu, Guanghan, Renfang, Santai, Yanting, Jiangyou, Zitong, An County, Beichuan, Ya’an, Mingshan, Yingjing. Shanxi Province: (85) Xi’an, Yanliang, Chang’an, Gaoling, Hu County, Zhouzhi, Lantian, Lintong, Zhashui, Zhen’an, Ningshan, Fuping, Yao County, Yijun, Huangling, Luochuan, Fu County, Tongchuan, Baoji, Qianyang, Long County, Baoji County, Fengxiang, Linyou, Taibai, Feng County, Fufeng, Mei County, Qishan, Ankang, Hanyin, Shiquan, Ziyang, Langao, Pingli, Zhenpin, Xunyang, Baihe, Xianyang, Yangling District, Wugong, Xingping, Liquan, Qian County, Jingyang, Sanyuan, Weinan, Hua County, Huayin,

Tongguan, Dali, Chengcheng, Heyang, Hancheng, Pucheng, Baishui, Huanglong, Yan’an, Ganquan, Yichuan, Yanchuan, Zhidan, Wuqi, Yulin, Shenmu, Fugu, Suide, Mizhi, Qingjian, Hanzhong, Nanzheng, Chenggu, Yang County, Foping, Xixiang, Zhenba, Liuba, Mian County, Lueyang, Ningqiang, Shangzhou, Luonan, Danfeng, Shangnan, Shanyang. Yunnan Province: (75) Kunming City , Yuxi, Dali, Qujing, Gejiu, Lijiang, Jinghong, Luxi, Zhaotong, Wenshan, Anning, Fumin, Chenggong, Jingning, Yimen, Luquan, Wuding, Songming, Yiliang, Lunan, Chengjiang, Jiangchuan, Tonghai, Huaning, E’shan, Yuanjiang, Xinping, Dongchuan, Mojiang, Xundian, Wanding, Ruili, Longchuan, Malong, Xuanwei, Fuyuan, Luliang, Shizong, Luoping, Mengzi, Mile, Jianshui, Kaiyuan, Yanshan, Qiubei, Xichou, Malipo, Maguan, Simao, Pu’er, Menghai, Mengla, Er’yuan, Jianchuan, Heqing, Binchuan, Weishan, Yangbi, Yongping, Yunlong, Midu, Nanjian, Chuxiong, Shuangbai, Nanhua, Yao’an, Dayao, Mouding, Lufeng, Yuanmou, Yongren, Xiangyun, Baoshan, Diqing, Lincang. Qinghai Province: (9) Xining City, Datong, Huzhu, Huangzhong, Huangyuan, Ge’er’mu, Haidong, Ledu, Minhe. Gansu Province: (75) Lan Zhou City, Yuzhong, Gaolan, Yongdeng, Jingtai, Lintao, Jingyuan, Huining, Baining, Linxiazhou, Hezheng, Guanghe, Dongxiang, Kangle, Yongjing, Jishishan, Lin Xia County, Gannan, Xiahe, Luqu, Maqu, Diebu, Lintan, Zhuoni, Weiyuan, Zhang County, Min County, Dangchang, Jiuquan, Jiayuguan, Yumen, Jinta, Wuwei, Gulang, Tianzhu, Minqin, Jinchang, Yongchang, Zhangye, Shandan, Linze, Gaotai, Su’nan, Minle, Liuyuan, Anxi, Dunhuang, Tianshui, Gangu, Wushan, Qingshui, Zhangjiachuan, Qin’an, Xi’he, Li County, Hun Country, Liangdang, Cheng Country, Wudu, Longxi, Dingxi, Tongwei, Jingning, Pingliang, Huatig, Chongxin, Jingchuan, Lingtai, Zhenyuan, Zhuanglang, Xifeng, Qingyang, Ning County, Zhengning, Heshui Sinkiang Municipality: (15) Urumchi, Changji, Cityhezi, Kuitun, Bole, Kelamayi, Tacheng, Yining, A’letai, Tulufan, Hami, Ku’erle, A’kesu, A’tushen, Hetian.

Attachment IV

Network Users’ COD Account Information and Other materials

                                 (Name of Party A) hereby agrees that China Express Mail Service

Corporation transfer relevant COD payments to the following account:

Company Code: EC         (as marked on the first page of the Agreement)

Account Name at the Bank:                                          (should be consistent with the company name of Party A)

Account:

Bank:                                          (indicate the name of the city and the name of the bank)

Bank Code:                                          (Optional, with consent of the bank)

Contact Person (for account verification):                                 (Contact person or responsible person for specific accounts)

Tel:

Fax:

E-mail:

Company Address:

Postal Code:

Legal Representative (signature) :

Company Seal
Seal of Financial Department
Date:

Additional Information: Special Account for COD Business (Network Charges and Deposits) of China EMS Company (Party B)

Account Owner: China Express Mail Service Corporation

Account No.: 0200003119200017143

Bank: Beijing ICBC Zhushikou Branch

Special Account for EMS COD Business (Costs of Printing Information Sheets):

Account Name: Zhejiang Mozhihua Printing Company	Account Name: Zhejiang Mozhihua Printing Company

Account No.: 15195708091001	Account No.: 1204080009042000129

Branch: ICBC Zhejiang , Jiaxing Pinghu Branch	Branch: ICBC Zhejiang, Jiaxing Pinghu Branch

Note: Please remit to the specified bank account in accordance with relevant requirements in the Agreement, and fax the receipt of the remittance to our company. Fax: 010-67077362 and Tel: 010-67077351

Supplementary Agreement To

Agreement on Entrustment of EMS COD Business

2006 Edition

Company Code: EC0062

Date of Effectiveness: April 1, 2006

Party A

Shanghai Acorn Network Technology Development Co., Ltd.

Address: 888 Yishan Road, 12th Floor, Xinyin Plaza

Party B

China Express Mail Service Corporation

Address: East Wing of no. 17 Building, Zhushikou Dongdajie, Chongwen District, Beijing

Actual Service Provider

Shanghai EMS International Department

Address: 9965 Zhongchun Road, Shanghai

To facilitate the development of China’s e-commerce, mail order business and other business transactions, Party A and Party B have sought to find a secure and reliable method of providing service to the general public, a method that would be convenient to both the seller and the buyer. In the spirit of mutual trust, mutual benefit and joint development, and for the purpose of facilitating the flow of commerce, enriching and improving the life of the people, and promoting social and economic development, after friendly consultation the Parties have come to the following supplementary agreement on Party A’s entrustment to Party B of the EMS COD Business, for compliance by both Parties.

I.	Party A promises that it will entrust to Party B 300,000 pieces of EMS COD mail for delivery every year (about 820 pieces per day). Subject to satisfaction of this condition, Party A shall be entitled to favorable treatment in connection with the service charges of EMS service:

1.	Postage for COD Mail (The average weight of each batch of Party A’s entrustment of EMS mail should be used as a basis for computing postage.)

COD Mail
Average (gram)	Postage (yuan/piece)
1000 and less	15
For every additional 500	A surcharge of 6

2.	When the monthly entrustment of COD mail is more than 200,000 pieces, the pieces in excess of 20,000 will have the additional favorable treatment of a 3 yuan rebate for each piece.

3.	For pieces of mail that weigh more than 3 kg apiece, a rebate of 2 yuan per kg shall be given.

4.	For pieces that are properly delivered to the customer, Party A shall pay to Party B 10 yuan apiece as COD collection service fee and 1.5% of amount collected as settlement fee.

5.	For the undeliverable COD goods (as defined in Article II-9 of the Agreement), Party A shall pay to Party B 15 yuan apiece as return postage & return service charge.

6.	For non-COD international and domestic express mail, favorable treatment in addition to those currently granted by the State will be given. Specifics will be provided for in a separate agreement between Party A and Party B’s local EMS service provider (the actual service provider).

7.	Party A and Party B will prepare upon consultation an information sheet for the COD mail, which shall be printed by Party B at Party A’s cost. The initial print shall be no less than ten thousand copies.

II.	Method of Insurance

Party A’s domestic COD express mail shall be insured in principle, and the insured amount should be stated as required. The insurance premium should be 1% of the insured amount, and the insured amount should not exceed RMB50,000. When any insured mail is lost, Party B shall pay the value of the part actually lost or damaged within the limits of the amount insured.

III.	Settlement of the COD Payments

On the 10th, 20th and 30th day of each month (or the next day if any of the above falls on a weekend or a statutory holiday), Party B shall total up the COD payments, deduct from the total amount relevant expenses such as the ten-yuan apiece COD service fee, the 1.5% settlement fee and the 15-yuan apiece return postage & service fee, and transfer the balance to Party A’s account.

Party A agrees to assume liability for the bad or non-performing accounts resulting from a dispute over the liabilities of the Parties, to the extent of 3% of the total annual amount of the COD payments.

IV.	Settlement of Postages

Within the first 10 days of each month, Party A shall settle the accounts for the previous month’s postages with Party B’s local EMS service (the actual service provider). Party A shall not use any excuse to shake off its obligation for, or put off or withhold the payment of, such postages. If Party A delays the payment of the postages for over three months, or if Party A delays the payment of a considerable amount of postages, Party B shall have the right to setoff such postages against the COD payments.

V. In order to ensure the timely settlement of the COD payments, Party A shall transmit to Party B, timely (within five business days) and on a daily basis, accurate and complete information about the mail entrusted to Party B and returned from various channels, as well as accurate and complete information about COD mail whose payments have been directly mailed to Party A through channels other than Party B. Party A shall also regularly check and confirm the data relating to the entrustment and return in a manner required by Party B. Failure to do so will subject Party A to liability for the loss of such mail or money. If Party A fails to confirm within five business days after receiving from Party B the COD confirmation request, it shall be deemed to have confirmed the amount in the confirmation request.

VI. Party B shall have no liability in connection with the delivery and COD collection of entrusted pieces that are addressed to places outside those listed in Attachment III or outside the scope of coverage of the relevant service.

VII. For entrusted pieces of COD mail, Party B promises that it will settle with Party A on a monthly basis at least 70% of the COD payments for mail entrusted a month before, and at least 80% of the COD payments for mail entrusted two months before, and at least 90% of the COD payments for mail entrusted three months before. Every January and July a settlement of the COD payments for the previous six months shall be made.

VIII If Party A fails to entrust any COD mail for over 6 consecutive months, this supplementary agreement between the Parties as well as the Agreement on Entrustment of EMS COD Business shall automatically be terminated.

IX. If Party B’s service is markedly inferior to those provided by similar service providers, or if Party B’s price is markedly higher than those of similar service providers, Party A may opt for other service providers for the services herein.

X. Party A shall be automatically entitled to the service in new cities if Party B expands the coverage of its service.

XI Party A shall make fair, objective and accurate descriptions of Party B’s services, charges and service coverage in its relevant advertising and promotion materials, and shall not use any language or material to harm Party B’s interests.

XII This supplementary agreement and the Agreement on Entrustment of EMS COD Business shall become effect at the same time and shall have the same term of effectiveness. If there is any inconsistency between the two agreements, this Agreement shall prevail. In the event of any breach by either party or any dispute that arises in the course of performing this

Agreement, the Parties shall seek to resolve the problem through consultation. If they are unable to resolve the problem through consultation, either Party may bring the dispute before a people’s court.

XIII	This Agreement is a bilateral agreement between the Parties and both Parties shall be obligated to keep it confidential.

XIV In the event of any breach by either party or any dispute that arises in the course of performing this Agreement, the Parties shall seek to resolve the problem through consultation. If they are unable to resolve the problem through consultation, either Party may bring the dispute before a people’s court. Party B shall have the right to stop settling for the COD payments or to freeze the collected COD payments for payment to the injured party.

XV	This Agreement shall have five counterparts, with two for each Party and one for the actual service provider.

Party A

Shanghai Acorn Network Technology Development Co., Ltd.

Legal (Authorized) Representative: (executed)

Date:

Party B

China Express Mail Service Corporation

Legal (Authorized) Representative: (executed)

Date: March 24, 2006

Actual Service Provider

Legal (Authorized) Representative: (executed)

Date: March 20, 2006